COMPLIANCE MANUAL
Compliance Manual Introduction

Compliance Manual

Policies & Procedures

August 2024

660 Newport Center Dr., #300
Newport Beach, CA 92660
(949) 325-8700
www.rallc.com

COMPLIANCE MANUAL

Compliance Manual Introduction

TABLE OF CONTENTS

1.	COMPLIANCE MANUAL INTRODUCTION	4
2.	COMPLIANCE BRIEF	5
CODE OF ETHICS		10
3.	INTRODUCTION TO THE CODE OF ETHICS	11
4.	FIDUCIARY DUTY	16
5.	INSIDER TRADING	19
6.	PERSONAL SECURITIES TRADING AND REPORTING	21
7.	DISCLOSURE OF OUTSIDE ACTIVITIES	25
8.	GIFTS AND ENTERTAINMENT	26
9.	FOREIGN CORRUPT PRACTICES ACT	27
10.	POLITICAL CONTRIBUTIONS	28
11.	ADMINISTRATION, EXCEPTIONS AND ENFORCEMENT	30
12.	RECORD KEEPING	31
13.	ELECTRONIC COMMUNICATIONS	37
INVESTMENT MANAGEMENT		40
14.	ERROR CORRECTION	41
15.	STRATEGY DESIGN AND INVESTMENT RECOMMENDATIONS	42
MARKETING, ADVERTISING, PRESS AND MEDIA		43
16.	MARKETING, ADVERTISING, AND SOCIAL MEDIA	44
17.	PRESS AND MEDIA	49
OTHER IMPORTANT AREAS OF COMPLIANCE		50
18.	CLIENTS SUBJECT TO ERISA	51
19.	REGULATORY REPORTING	53
20.	ANTI-MONEY LAUNDERING COMPLIANCE	54
21.	WHISTLEBLOWING	55
APPENDIX A – ADDITIONAL PERFORMANCE MARKETING CONSIDERATIONS		57
APPENDIX B – PRIVACY POLICY		61

COMPLIANCE MANUAL

Compliance Manual Introduction

INTRODUCTION

COMPLIANCE MANUAL

Compliance Manual Introduction

COMPLIANCE MANUAL INTRODUCTION

The Compliance team (“Compliance”) of Research Affiliates, LLC (the “Company”, “Research Affiliates”, “RA”, “us”, “we”, “our”, or the “Firm”) is responsible for management of the Firm’s compliance program, subject to oversight by RA’s Management Committee. Compliance maintains a written set of policies and procedures reasonably designed to prevent and detect violations of the laws regulating our business. Elaine Zane serves as the Company’s Chief Compliance Officer (“CCO”). These policies do not extend to RAFI Indices, LLC, or RA’s UK affiliate, unless otherwise indicated.

Compliance reviews all compliance policies and procedures and updates this Compliance Manual (the “Manual”) at least annually. Exceptions to the Manual must be approved in writing by the CCO and will be documented by Compliance in an exceptions log.

We place great importance on our culture of compliance and core values. Per the Investment Adviser’s Act of 1940 (“Advisers Act”), “Supervised Person” means any employee, partner, officer, or director (or other person occupying a similar status or performing similar functions) of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.” This Manual and any updates to it are posted on the company’s intranet site, MyRA. All Supervised Persons are required to read the Manual and then certify through RA’s compliance system that they have received and will comply with the Manual and any updates.

Failure to observe and act in accordance with RA’s policies and procedures is a violation of the Manual and the Supervised Person’s employment agreement, and RA may take disciplinary action, including immediate dismissal, for violations of the RA’s policies and procedures.

 IT IS THE RESPONSIBILITY OF EACH SUPERVISED PERSON TO READ AND UNDERSTAND THE CONTENTS OF  THIS MANUAL. ALL QUESTIONS, COMMENTS, AND CONCERNS REGARDING THIS MANUAL SHOULD BE  DIRECTED TO COMPLIANCE.

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COMPLIANCE MANUAL

Compliance Brief

COMPLIANCE BRIEF

1. INTRODUCTION

RA has established compliance guidelines and operational policies and procedures to ensure that we are conducting the day-to-day business of the Company in compliance with all Applicable Laws (see Definitions section in Code of Ethics). Compliance policies and procedures are vital to managing our business; to promote ethical best practices; to eliminate, mitigate, or disclose any potential or perceived conflicts of interest; and to maximize operational efficiency and effectiveness in a manner consistent with our core company values of excellence, and client-centric, ethical, and collegial conduct.

These policies and procedures are for the benefit of both our clients and RA. They establish standards for fiduciary responsibility and adequate oversight with the underlying goal of creating, in the words of the U.S. Securities and Exchange Commission (the “SEC”), a “culture of compliance.”

We evaluate these policies and procedures in light of best business practices, significant market and/or economic changes, changes to our business model, and changes to Applicable Laws.

This Compliance Brief provides an overview of RA’s Manual and is designed to assist you in identifying legal and compliance issues as well as our approach to those issues. This Compliance Brief does not replace or supersede the Manual, and in the event of any inconsistency between the two, the Manual prevails. Unless defined elsewhere in this Manual, all defined terms can be found in the Code of Ethics.

2. REGULATORY FRAMEWORK

RA’s policies and procedures are designed to identify lawful conduct and best practices, and require that all Supervised Persons

•	Comply with Applicable Laws.

•

Act with utmost good faith, consistent with our fiduciary duties, ethical and professional standards, and in the best interests of clients by avoiding and/or mitigating conflicts of interest whenever possible, by disclosing actual or perceived material conflicts of interest to clients, and by putting clients’ interests ahead of the interests of RA and its Supervised Persons.

•	Make full, fair, accurate, and timely disclosures in reports and documents that RA files with or submits to the SEC and in other public communications.

•	Adhere to RA’s policies and procedures and to report any violations to the CCO.

Generally, the business activities of the Company are directly regulated by the Advisers Act but the nature and status of our clients and investment strategies may require that we comply with other laws. The Advisers Act regulates our business in several ways. For example, we must register and make filings with the SEC, disclose certain types of information to our clients, are expressly restricted from certain activities, and are subject to anti-fraud provisions. We are also subject to SEC inspections, examinations, and potential securities enforcement actions for non-compliance.

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Compliance Brief

3. CODE OF ETHICS

Our Code of Ethics establishes standards of business conduct for all our Supervised Persons. We owe a fiduciary duty to all our clients, and all of our Supervised Persons must act accordingly. As part of our fiduciary duty, we owe to all our clients

•	Duty of care;

•	Duty of loyalty;

•	Duty to act in the client’s best interest;

•	Duty to act with care in handling client’s matters;

•	Duty to avoid conflicts of interest; and

•	Duty to comply with all Applicable Laws.

We put the interests of our clients ahead of our own. We owe a fiduciary duty to each client regardless of the size of their investment or scope of our relationship. Our actions are not intended to favor one client over another. The fiduciary duty we owe to our clients cannot be waived.

4. CONFLICTS OF INTEREST

It is our policy to eliminate conflicts of interest whenever possible, mitigate and disclose them if they cannot be eliminated, and to act at all times in our clients’ best interests. Should a conflict of interest develop, it should be resolved immediately. Examples of conflicts of interest include circumstances that

•	Compromise the impartiality and integrity of the services we provide;

•	Advantage one client relative to other clients; or

•	Have the potential to result in an advantage for us or any of our Supervised Persons over a client.

The potential for conflicts of interest has been minimized by our structure and business activities, including:

•	Investment decisions are based on our proprietary and primarily quantitative, intellectual property.

•	We have no affiliated broker-dealer.

•	We do not share in commissions or fees paid by a client to a broker-dealer, futures commission merchant, or introducing broker.

•	We do not participate in soft dollar arrangements.

•	We do not have any referral or finder’s fee arrangements with any solicitors or finders.

Additionally, we have implemented trading processes that are designed to address potential conflicts of interest that may arise from our management of private funds.

5. PRIVACY POLICY

Protecting client information is a top priority. Our Privacy Policy is designed to

•	Comply with Applicable Laws;

•	Ensure the confidentiality of client records and personal information; and

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Compliance Brief

•	Protect against unauthorized access or use of any current or former client’s records or personal information.

6. SALES PRACTICES AND ADVERTISING

Our advertising materials, which are broadly defined to include most communications to clients and the general public, must not include any statement that is untrue or otherwise false or misleading. Generally, we do not allow the use of testimonials or endorsements in our advertising and marketing materials. Materials must be pre-approved by Compliance using ACA ComplianceAlpha, subject to limited exceptions.

7. PORTFOLIO MANAGEMENT

We generally use a model-based, quantitative decision-making process; however, individual circumstances may require that standard methodologies be overridden. Permissible deviations approved by the CIO or his delegate include:

•	Liquidity needs and limitations (including anticipated withdrawals or recent contributions);

•	Rebalancing to correct over- or underweightings in a portfolio;

•	Relative underperformance of account (in comparison to peer accounts) for reasons not attributable to client actions or restrictions;

•	Corporate actions;

•	Client tax status; and

•	Model investments that do not comply with client guidelines.

We may incorporate client investment guidelines and restrictions into our models or add enhancements as a means to seek to improve performance. Additionally, our affiliated private funds incorporate active monitoring whereby a fund’s portfolio managers may exercise investment discretion in response to existing or unforeseen market factors, thereby deviating from the systematic investment process. These investment decisions are documented by the Investment Management team and reviewed by Compliance.

8. INVESTMENT MANAGEMENT

RA provides discretionary advisory services to affiliated private funds. Refer to the Investment Management Supplement to the Compliance Manual (the “IM Supplement”) for policies related to trading and investment management operations of the firm, including policies regarding best execution, proxy voting and valuation.

9. GENERAL PRACTICES

9.1 Advisory Agreements

Each advisory contract must comply with Applicable Laws and conform to client guidelines. The GC must approve all advisory and amendments agreements before they are signed by an authorized person. A copy of our Form ADV Parts 2A and 2B shall be provided to each client before or at the time the client enters into the advisory or sub-advisory contract with RA.

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Compliance Brief

9.2 Clients Subject to ERISA

If engaged by clients that are subject to the Employee Retirement Income Security Act of 1974, we may be deemed to be a plan fiduciary and subject to a duty to act solely in the interests of the plan, to discharge our duties to the plan with care and prudence, and to comply with plan documents.

9.3 Regulatory and Other Reporting

We are required to file certain reports with the SEC. Compliance has responsibility for completing such reports and maintaining appropriate records.

9.4. Inspections by Regulators

The SEC and state regulators conduct periodic risk-based inspections and examinations of registered investment advisory firms to ensure compliance with state and federal securities laws.

In the event of a regulatory inspection, Supervised Persons must adhere to the following procedures:

•	When the inspection team arrives, immediately contact the CCO.

•	The CCO will oversee the examination process, including the coordination of all interviews with Supervised Persons and interfacing with the examination team.

•	Compliance will coordinate the production, assembly and/or delivery of the requested documentation.

•	Direct all examination requests to the CCO.

During onsite examinations, the regulators may request meetings with firm personnel. Compliance will consult with each individual in order to prepare them for the meeting.

9.5 Record Keeping

We retain all required business records in compliance with Applicable Laws and have established procedures to meet these record-keeping requirements.

9.6 Electronic Communications and Social Media

RA’s business communications and social media usage are to be made exclusively through Company controlled services. Supervised Persons may not use personal email or social media accounts to conduct RA business.

We maintain firewalls to prevent inappropriate communications and retain all incoming and outgoing emails on the Company email server.

9.7 Annual Review of Policies and Procedures/Disclosure Documents

Compliance reviews all RA compliance policies and procedures and disclosure documents at least annually; the review is documented by Compliance and findings are reported to RA’s Management Committee.

10. BUSINESS CONTINUITY PLAN AND CRISIS MANAGEMENT PLAN

We have implemented both a Business Continuity Plan and Crisis or Disaster Management Plan to ensure continued operations in the event of a serious incident such as a natural disaster, pandemic, act of

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terrorism or serious computer malfunction. The basis of these plans is to diminish the impact of the incident to the Company, our clients, Supervised Persons, and vendors.

IT takes reasonable measures to safeguard our computer systems from foreseeable events that may threaten the continuous operations of the business. Routine maintenance and back-up of all IT systems is imperative for continued business operations. Our computers are backed up daily to the cloud. All Supervised Persons have remote access through a secure virtual private network (VPN) in the event they cannot access the office. Refer to the IT and Information Security Policy for more information.

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Code of Ethics

CODE OF ETHICS

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Introduction to the Code of Ethics

INTRODUCTION TO THE CODE OF ETHICS

This Code of Ethics (“Code”) sets out standards for business conduct for Research Affiliates based on fundamental principles of openness, integrity, honesty, and trust, as well as our fiduciary duties. The purpose of the Code is to convey to our Supervised Persons the importance we place on ethical and lawful conduct, and to educate our Supervised Persons on how to live up to not only the letter of the law, but also to our Company’s core values.

The Company has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest or the potential for or the appearance of such a conflict and to outline pre-approval, reporting and review requirements, where appropriate, along with enforcement procedures.

1. DEFINITIONS

1.1 “Applicable Laws”

“Applicable Laws” means all relevant federal, state and local laws, regulations and rules including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970, as it applies to fund and investment advisers, Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002 and any rules adopted by the SEC, Department of Labor or the Department of Treasury.

1.2 “Beneficial Interest” and “Beneficial Owner” of a Reportable Security

In general, a Supervised Person has a “Beneficial Interest” in any Reportable Security or Reportable Account in which he or she has a direct or indirect financial interest. A Supervised Person is presumed to have a “Beneficial Interest” in any Reportable Security or Reportable Account held by a spouse, minor children, relatives who share a Supervised Person’s home or other persons by reason of any contract or other arrangement that provides the Supervised Person with sole or shared voting or investment power over that Reportable Security or Reportable Account.

A Supervised Person generally would be the “Beneficial Owner” of a Reportable Security or Reportable Account that are held a) in his or her own name individually or jointly with another; b) by a bank or broker as nominee or custodian on the Supervised Person’s’ behalf or pledged as collateral for a loan; c) by members of the Supervised Person’s’ immediate family sharing the same household; d) by a relative not residing in the Supervised Person’s’ home if the person is a custodian, guardian, or otherwise has or shares with the Supervised Person control over the purchase, sale, or voting of Reportable Securities; e) by a trust in which the Supervised Person is a trustee or beneficiary and has, or shares, the power to make purchase or sale decisions; f) by a partnership or limited liability company in which the Supervised Person is a general partner or managing member, respectively; g) in a portfolio giving the Supervised Person certain performance related fees; h) by another person or entity pursuant to any agreement, understanding, relationship, or other arrangement giving the Supervised Person direct or indirect pecuniary interest; or i) by a corporation in which the Supervised Person has a control position or in which the Supervised Person has or shares investment control over the portfolio Reportable Securities.

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1.3 “Exchange-Traded Funds”

“Exchange Traded Funds” (“ETFs”) are shares of ownership in funds or depository receipts that hold portfolios of common stocks that closely track the performance and dividend yield of specific indices or securities.

1.4 “Initial Public Offering”

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

1.5 “Limited Offering”

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter.

1.6 “Non-Reportable Securities”

“Non-Reportable Securities” means (a) shares issued by open-end mutual funds (other than Reportable Funds); (b) securities held in accounts over which a Supervised Person has no direct or indirect influence or control; (c) direct obligations of the U.S. Government; (d) money market instruments – bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (e) shares of money market funds; (f) units issued by a unit investment trust (“UIT”) if the trust is invested exclusively in unaffiliated mutual funds; and (g) direct investments in cryptocurrencies* (i.e., owning Bitcoin (BTC), Ether (ETH) or other digital coins or tokens through a digital asset exchange or in private wallets).

*Under current regulatory guidance, cryptocurrencies are considered commodities and not securities; however, this guidance is subject to change and reporting may be required in the future.

1.7 “Purchase or Sale of a Reportable Security”

“Purchase or Sale of a Reportable Security” means any direct or indirect (including through a managed account) purchase, sale, or transfer of a Beneficial Interest in a Reportable Security, including, the writing of an option to purchase or sell a Security or entering into any other contract for the purchase or sale of such Reportable Security, whether or not such contract is conditioned upon certain events.

1.8 “Prohibited Transactions”

“Prohibited Transactions” means a personal securities transaction prohibited by this Code.

1.9 “Reportable Account”

“Reportable Account” means any arrangement where Securities can be purchased or sold at the discretion of the account holder or at the discretion of an appointed third-party manager or trustee for the Beneficial Interest of a Supervised Person. Reportable Account may include a brokerage account, a mutual fund account, a retirement account, a 401(k) account with a self-directed brokerage option (or one that offers any Reportable Fund as an investment option), a third-party separately managed account, and a custodial account.

Accounts holding only Non-Reportable Securities and 529 plans are not Reportable Accounts.

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Introduction to the Code of Ethics

1.10 “Reportable Fund”

“Reportable Fund” means (i) any mutual fund for which the Company may serve as an investment adviser or sub-adviser as defined in section 2(a)(2) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act.

1.11 “Reportable Security” or “Reportable Securities”

“Reportable Security” or “Reportable Securities” means a note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. The terms Reportable Security and Reportable Securities also include any financial instrument whose value is determined by reference to a Reportable Security or Reportable Securities, as defined above (including futures, options on futures, swaps, forward contracts, and other derivative instruments).

Shares issued by ETFs, shares of closed-end funds and indirect investments in cryptocurrencies are Reportable Securities.

1.12 “Secondary Offering”

“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

1.13 “Supervised Persons”

“Supervised Persons” means any employee, partner, officer, or director (or other person occupying a similar status or performing similar functions), of RA or other person who provides investment advice on behalf of RA and is subject to its supervision and control.

2. GENERAL PRINCIPLES OF CONDUCT

Our philosophy regarding ethics emphasizes our fiduciary duty to our clients and obligations of our Supervised Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in us by our clients, we have adopted the following general principles of conduct to guide our actions.

2.1 Loyalty to Clients

We are responsible to our clients to

•	Act in a professional and ethical manner at all times.

•	Act for the benefit of the clients and place client interests before our own.

•	Act with independence and objectivity.

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•	Act with skill, competence, and diligence.

•	Communicate with clients in a timely and accurate manner.

•	Comply with Applicable Laws and maintain the confidentiality of personal information communicated by our clients.

2.2 Investment Process

We shall

•	Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action.
•	Have a reasonable and adequate basis for investment recommendations or actions.
•	When managing a portfolio according to a specific mandate, strategy or style to
o	Take investment actions that are consistent with the stated objectives of that portfolio or fund; and
o	Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.
•	Before providing investment advice or taking investment action on behalf of a client,
o	Understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, and any other unique circumstances, and other relevant information; and
o	Determine that an investment is suitable to a client’s financial situation.

2.3 Compliance and Support

We shall

•	Maintain policies and procedures reasonably designed to ensure compliance with Applicable Laws.
•	Appoint a Chief Compliance Officer to administer policies and procedures and to investigate complaints.
•	Maintain records in an easily accessible format for an appropriate period of time.
•	Employ qualified staff and technological resources to monitor investment recommendations and actions.
•	Maintain a business continuity plan to address disaster recovery or periodic disruptions to our business.
•	Ensure that RA and its Supervised Persons comply with Applicable Laws as they apply to RA’s business.

2.4 Performance and Disclosures

We shall present performance data in a fair, accurate, relevant, timely and complete manner and shall

•	Ensure that disclosures are prominent, truthful, accurate, complete, and understandable and are presented in a format that effectively communicates the information.
•	Include any material facts when making disclosures or providing information to clients regarding RA, our Supervised Persons, investment strategies, and the investment process.
•	Disclose the following:
o	Conflicts of interests generated by any relationships with other entities, other client accounts, fee structures, or other matters;

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3 Introduction to the Code of Ethics

o	Regulatory or disciplinary action taken against us or our personnel related to professional conduct;
o	Our investment process;
o	Fees and costs charged to investors and the methods for calculating fees and costs; and
o	Significant personnel or organizational changes.

3. AVAILIBILITY OF THE COMPLIANCE MANUAL, CODE OF ETHICS, AND AMENDMENTS

This Manual and any updates to it are posted on the Company’s intranet site, MyRA. All Supervised Persons are required to read the Manual and then certify through RA’s compliance system that they have received and will comply with the Manual and any updates.

4. REPORTING VIOLATIONS

Supervised Persons must comply with the Manual and report any violations of the Code, past or current, and any concerns of potentially foreseeable future violations to the CCO. Failure to do so may be a violation by the non-disclosing member. Retaliation against any Supervised Person who reports a violation is not tolerated, and a Supervised Person who engages in any retaliatory action against another Supervised Person who has reported or is considering reporting a potential violation, is a violation of the Code.

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Fiduciary Duty

FIDUCIARY DUTY

1.	INTRODUCTION

The Company and its Supervised Persons have an ongoing fiduciary responsibility to the Company’s clients and must ensure that the needs of the clients always come first. The Company holds its Supervised Persons to a high standard of integrity and business practices.

The knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions places an individual in a position where their personal interests might become conflicted with the interests of the Company’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for clients which results in an advantageous position for the personal accounts.

As part of our fiduciary duty, we owe to all our clients

•	Duty of care;
•	Duty of loyalty;
•	Duty to act in clients’ best interest;
•	Duty to act with care in handling client matters;
•	Duty to avoid conflicts of interest; and
•	Duty to comply with all Applicable Laws.

Moreover, RA’s breach of fiduciary duty to its clients may constitute a violation of the anti-fraud provisions of the Advisers Act. The fiduciary obligation imposes numerous responsibilities, including the duty to render disinterested and impartial advice; to make suitable recommendations to clients within the context of their total portfolio and in light of their individual needs, financial circumstances and investment objectives; and to exercise a high degree of care to ensure that all material facts are disclosed to clients and accurate representations of its business and other information about Research Affiliates’ services and investment advice are presented using fair, ethical, and equitable practices.

2.	EXPLICIT PROHIBITIONS

Research Affiliates oversees the investment advisory activities of its Supervised Persons who act on its behalf. Therefore, Supervised Persons cannot

•

Knowingly compete with, aid, or advise any person, firm, or corporation in competing with us in any way, or engage in any activity in which our personal interests in any manner conflict, or might conflict, with those of the Company or our clients.

•	Be employed by or have, directly or indirectly, a significant financial interest in any business that is engaged in the same or similar lines of business as the Company.

•

Accept or request, directly or indirectly, any favor or thing of value from any person or firm, negotiating, contracting, or in any way dealing with the Company, if the favor or thing of value might influence negotiations, contracts, or transactions; and if we are offered any favor or thing of value, we shall immediately report it to Compliance.

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Fiduciary Duty

•

Directly or indirectly, give any favor or thing of value to, or engage in the entertainment of, any person, firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with the Company, except as may be consistent with generally acceptable ethical standards, our policies and procedures, and accepted business practices and not in violation of Applicable Law or client standard of conduct.

•

Accept or offer gifts and entertainment; make political or charitable contributions to obtain or retain client business or contracts with government entities inconsistent with, or in violation of, our policies or Applicable Laws. We cannot consider current or anticipated business relationships as a factor in soliciting political or charitable contributions.

•

Participate in any negotiations or dealings of any sort with any person or firm in which we individually have, directly or indirectly, an interest, whether through a personal relationship that is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect our judgment, conduct, or attitude in the matter, or give us a personal interest therein.

•

Receive, in addition to our regular salary, fees, or other compensation, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated company, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale, or rental of property or any loan made by or to the Company; nor shall we have any financial or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in a purchase, sale, rental or loan.

•	Give anyone, unless properly authorized, any information of a confidential nature concerning RA, its affiliates, or our clients.

•	Use material non-public information, personally or on behalf of others, for any securities transaction.

3.	PROHIBITED PRACTICES

3.1 Third-Party Instructions

Supervised Persons must not accept instructions regarding a client’s account from any person other than the client, unless the client has provided written authorization to Research Affiliates to do so.

3.2 Selling Away

Supervised Persons must not engage in the sale or promotion of any investment advisory service other than for products or services of Research Affiliates without prior written permission from the CCO. Also refer to the Codes’ policies on “Outside Business Activities” and procedures for reporting.

3.3 Prohibited Sales Tactics and Fraudulent Practices

No Supervised Person may engage in fraudulent, deceptive, or manipulative sales practices, such as misrepresenting or omitting material facts. Moreover, Supervised Persons must not engage in any act which is fraudulent, deceptive, or manipulative. Prohibited activities include:

•	Unfair prices;
•	Failure to disclose material facts;

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Fiduciary Duty

•	Fraudulent representations;
•	Unsuitable recommendations/investments;
•	Falsifying records;
•	Circumvention of industry rules and regulations;
•	Failure to maintain proper records;
•	Unauthorized transactions in clients’ accounts;
•	Failure to disclose conflicts of interest;
•	Misusing customer funds or securities; or
•	Misusing information gained in a fiduciary capacity.

4.	STANDARDS TO PROTECT CLIENTS

Every agreement between Research Affiliates and its clients must be in writing and must disclose, in substance, the services to be provided, the term of the contract, the advisory fee or the formula for computing the fee.

In addition, each advisory agreement will address assignments, notifications, confidentiality of provisions, services and a dispute resolution method.

All fees charged by Research Affiliates shall be stated in the advisory agreement. The anti-fraud provisions of the Advisers Act generally prohibit an investment adviser from charging fees that are unreasonable considering the services to be provided, and/or charging a substantially high fee without disclosing that similar services could be obtained elsewhere at a lower cost.

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Insider Trading

INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to insider trading. This Insider Trading policy is designed to educate, detect, and prevent insider trading at RA, applies to all Supervised Persons, and extends to activities both within and outside a Supervised Person’s duties at RA.

1.	DEFINITIONS

1.1 “Insider”

An “Insider” is a person with access to material key information about a publicly traded company before it is announced to the public. Typically, the term refers to corporate officers, directors and key personnel, but may be extended to include family members, relatives and/or others in a position to capitalize on insider information. Persons may be characterized as “temporary” or “constructive” insiders if they have access to material non-public information for a legitimate purpose in the context of performing a service for a particular company (e.g., accountants, attorneys, and service providers).

1.2 “Material Non-Public Information”

“Material Non-Public Information” (or “MNPI”) is any information about a company or a security that is not publicly available and that a reasonable investor would consider relevant when making an investment decision, or information that is reasonably likely to have an effect on the price of a security. If information reasonably influences the purchase, sale or market value of a company’s securities and such information has not yet been publicized in a widely used medium, then it is considered Insider Information.

•

The following types of information about a publicly traded company may be considered “Material”: significant changes in financial condition; proposed dividend changes; significant changes from earnings estimates or previously released earnings; significant changes in operations; merger or acquisition proposals or agreements; new products or discoveries; extraordinary management developments; or the purchase or sale of substantial assets.

•

Information is generally considered to be “Non-Public” if it was received under circumstances that indicate that it is not yet in general circulation, or if a reasonable person would believe that it was received under an explicit or implicit obligation not to disclose. Information is generally considered to be publicly available if it is available from a news source, together with the passage of enough time for the market to absorb the information.

MNPI is sometimes referred to as “inside information,” meaning that the information was obtained directly or indirectly from the company or their employees. However, MNPI does not have to be obtained from insiders of the company.

1.3 “Misappropriation”

“Misappropriation” refers to the unauthorized, improper, or unlawful use of MNPI for purposes other than that for which it was intended. With respect to insider trading, misappropriation usually occurs when a person who is not a corporate insider trades on the basis of MNPI obtained in breach of a duty owed to the source of the information (typically a corporate insider).

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Insider Trading

1.4 “Tipping”

“Tipping” is passing along MNPI to others. A tip occurs when an insider (the “tipper”) discloses MNPI to another person (the “recipient”), which causes the recipient to become an insider and therefore subject to a duty not to trade or pass along the information. Both the tipper and the recipient may be subject to liability for insider trading regardless of whether a benefit was derived from the action.

2.	PENALTIES FOR INSIDER TRADING

An individual, as well as the employer, can be subject to penalties for trading on or communicating MNPI even if he or she does not personally benefit from the use of MNPI. Penalties may include civil and criminal penalties, including jail time of up to 20 years, disgorgement of profits and fines of up to $5 million.

3.	POLICY AND PROCEDURES

RA and its Supervised Persons are prohibited from acting upon MNPI or tipping.

3.1 Prohibitions Against Using MNPI

No Supervised Person shall, either directly or indirectly

•	Purchase, sell, or engage in a transaction, either personally or on behalf of the Company, any client, or any other person, involving any asset while in possession of MNPI;

•	Recommend trading on the basis of MNPI; or

•	Communicate MNPI to any other person except to the CCO or CEO.

If a Supervised Person believes he/she may have MNPI, he/she shall not

•	Trade in or recommend trading in that security (or related securities) or any other security issued by that company unless expressly permitted to do so by the CCO; or

•	Disclose the information to anyone unless expressly permitted to do so by the CCO or CEO.

If a Supervised Person is unsure whether he/she has or may be perceived to have MNPI, he/she should notify Compliance immediately.

3.2 Prohibition on Spreading False Information

Supervised Persons are prohibited, either directly or indirectly, from intentionally creating false information or spreading rumors intended to affect securities prices, or other potentially manipulative conduct.

3.3 Restricted Securities List

RA does not generally maintain a restricted securities list. However, if the Company or its Supervised Persons receive MNPI, Compliance will maintain a restricted securities list (“Restricted List”) and securities on that list (“Restricted Security”) should not be recommended or traded by the Company or its Supervised Persons.

3.4 Violations and Sanctions

Any potential violation of this policy will be reviewed and may result in sanctions or termination of employment for all Supervised Person(s) involved. No Supervised Person will be sanctioned for the reporting of any potential or actual violation of the Company’s Insider Trading policy.

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Personal Securities Trading and Reporting

PERSONAL SECURITIES TRADING AND REPORTING

Under Rule 204A-1 of the Advisers Act, RA’s Supervised Persons must report their personal securities transactions and holdings periodically, and Compliance must review such reports. Supervised Persons are subject to rules and restrictions regarding their personal securities trading and reporting as outlined in the following table:

Security Type:	Permitted:	Pre-Clearance Required:
An individual publicly traded Reportable Security	No	N/A
A derivative instrument which derives its value from any such individual publicly traded Reportable Security (including single-stock ETFs)	No	N/A
Any instrument that is convertible into any individual, publicly traded Reportable Security	No	N/A
Interests in a real estate investment trust	No	N/A
Interests in an initial public offering (“IPO”)	No	N/A
U.S. government bonds, municipal bonds, sovereign bonds	Yes	No
Mutual funds and ETFs (other than single-stock ETFs)	Yes	No
Derivatives on securities market indices or ETFs and options on such derivatives (excluding futures contracts)	Yes	No
Indirect investments in cryptocurrencies	Yes	No
Futures contracts (including stock index futures)	Yes	Yes
Options on an underlying futures contract	Yes	Yes
Securities offered in connection with a private investment	Yes	Yes

All transactions in Reportable Securities permitted above must be reported in accordance with Section 2.2 below. Transactions requiring pre-clearance are subject to the procedures in Section 2.3 below.

Transactions in the prohibited securities above apply to any account in which a Supervised Person has a Beneficial Interest, except where: (i) such transaction is conducted through a third-party managed account over which the Supervised Person has no direct or indirect influence or control, (ii) the Supervised Person is selling a security that was acquired prior to the individual becoming a Supervised Person of RA, or (iii) the Supervised Person acquires additional shares of such securities (owned prior to becoming a Supervised Person of RA) by way of corporate actions (e.g., stock dividends), stock option plans or dividend reinvestment plans.

1.	DEFINITIONS

Refer to the Introduction to the Code for all applicable definitions.

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Personal Securities Trading and Reporting

2.	SUPERVISED PERSON REPORTING AND CERTIFICATIONS

RA’s automated compliance system, COMPLYSCI, is used to record and monitor activity and transactions in personal trading accounts, reporting and relevant certifications.

2.1. New Supervised Persons – Initial Holdings and Brokerage Reports

Each new Supervised Person must complete and return to Compliance, the Initial Brokerage Report and Initial Holdings Report forms within 10 days of beginning employment. These reports must contain information that is no older than 45 days before the Supervised Person was hired and must include: (1) the name of any broker, dealer, or bank with whom the Supervised Person maintains an account in which any Securities are held for the Supervised Person’s direct or indirect Beneficial Interest; and (2) the name, number of shares, and principal amount of each Security (except Non-Reportable Securities) in which the Supervised Person has direct or indirect Beneficial Ownership. The Supervised Person must also execute documentation necessary for his or her broker, dealer, or bank to automatically deliver either i) statements, holdings and transaction data via COMPLYSCI or ii) duplicate statements. RA does not generally permit Supervised Persons to have an account that does not provide automatic data feeds through COMPLYSCI, subject to limited exceptions.

2.2. Personal Securities Transactions, Accounts and Holdings Reporting and Certifications

On a quarterly basis and no later than 30 days after the end of the calendar quarter, each Supervised Person must submit in COMPLYSCI a report of all Reportable Securities transactions in which the Supervised Person has or acquired any direct or indirect Beneficial Interest or in which the Supervised Person is a Beneficial Owner, including transactions in shares of any mutual fund for which RA acts as an investment adviser or sub-advisor, containing the following information:

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The date of the transaction (either trade date or settlement date), the title of the security, the ticker symbol, the number of shares and principal amount of each security, and the maturity date and/or the interest rate, if applicable;

•	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected;

•	The name and account number of the personal account; and

•	The date the Supervised Person submits the report.

Transactions effected pursuant to an automatic investment plan are exempt from the transaction reporting requirement. This 30-day requirement applies to all Supervised Persons, unless a Supervised Person is granted an extension by the CCO due to a delay caused by medical, personal or other considerations, which will be determined on a case-by-case basis.

Unless provided through direct data delivery feed in COMPLYSCI, paper copies of all brokerage account statements for the relevant quarter must be delivered to Compliance.

Before January 30 of each year, each Supervised Person must submit in COMPLYSCI a report of brokerage accounts and account holdings information as of December 31 of the previous year. The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

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•

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Supervised Person has any direct or indirect beneficial ownership;

•	The name of the broker, dealer or bank with which the Supervised Person maintains an account in which the securities are held; and
•	The date the Supervised Person submits the report.

2.3.	Pre-Clearance Process

Pre-clearance requests must be submitted via email to compliance@rallc.com with the following information:

•	Name of the security;
•	Date of the proposed transaction;
•	Quantity and price of the security; and
•	Broker-dealer through which the transaction will be effected.

Compliance will respond to any pre-clearance request via return email within one (1) business day of submission by a Supervised Person. Pre-cleared transactions are only valid through one (1) trading day following the date of approval, unless otherwise specified in the email approval. If the transaction, or any portion thereof, is not executed within the specified time, the Supervised Person must request approval for the transaction again as outlined above. Compliance may cancel previously pre-cleared trades prior to the transaction being executed.

3.	REPORTABLE ACCOUNTS

Supervised Persons must maintain a current list of Reportable Accounts and other investments not held at a brokerage firm, such as private investments, in COMPLYSCI. Supervised Persons must report to Compliance any new Reportable Accounts within 15 days of opening.

3.1.	Third-Party Managed Accounts

Supervised Persons who are grantors or beneficiaries over 1) accounts for which they have “no direct influence or control” or 2) direct-indexing accounts, must provide and certify the following information within ten (10) days of their start date:

•	The name of the third-party discretionary manager, or trustee;
•	The nature of the relationship between the Supervised Person and the third-party discretionary manager or trustee;
•	The custodian where the third-party managed account is held; and
•	Documentation verifying that such account is a third-party managed account.

Brokerage statements for third-party managed accounts do not need to be submitted to Compliance, but certifications attesting to the status of such accounts are required on an annual basis.

3.2.	Accounts Holding Both Reportable and Non-Reportable Securities

Supervised Persons must report all accounts that contain both Reportable Securities and Non-Reportable Securities.

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4.	PRIVATE AND LIMITED OFFERINGS

A Supervised Person may not acquire, directly or indirectly, any Beneficial Interest in a security offered as part of a limited or private offering, without obtaining the prior approval of Compliance. This includes any offering exempt from registration under the Securities Act. A Supervised Person should use the process in Section 2.3 above to submit his or her pre-clearance requests.

5.	COMPLIANCE REVIEW

Compliance will review personal securities activity of all Supervised Persons on a periodic basis and will document any potentially material compliance issues as appropriate.

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Disclosure of Oustide Activities

DISCLOSURE OF OUTSIDE ACTIVITIES

Prior to engaging in an outside activity (“Outside Activity,” as described further below), Supervised Persons must receive approval from their supervisor and Compliance. Examples of Outside Activities that require prior disclosure are those where the Supervised Person will serve as a board member, trustee, employee, manager or officer of a for profit, non-profit, educational or charitable organization.

Outside Activities are activities in which the Supervised Person may spend a significant amount of time on such activity, an activity for which the Supervised Person may receive any monetary compensation, or an activity that could create any reputational risk or conflict with the interests of RA or its clients. Any changes regarding your Outside Activities must be reported to the CCO immediately. Volunteerism outside of the RA work day is encouraged and exempted from this policy. “Volunteerism” for purposes of this policy means donated time or services that are occasional in nature and does not include board, officer, committee or trustee positions of leadership since these leadership positions can still create risks or conflicts depending upon the nature of these types of activities.

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Gifts and Entertainment

GIFTS AND ENTERTAINMENT

Supervised persons may not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of value that could influence their decision-making. Similarly, you should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel obligated to you or the Company.

1. RECEIPT OF GIFTS

Generally, you may not accept from any individual or entity any gifts, services, or other things of more than an aggregate annual value of $250 without pre-approval from Compliance. Excluded are i) gifts received in connection with a bona fide personal relationship (e.g., personal gift received in recognition of a life event, such as a wedding); and ii) items of a purely promotional nature of a minimal value bearing the name or logo of the donor company (e.g., novelties, trinkets).

2. GIVING OF GIFTS

Generally, you may not give to any individual or entity any such gifts, services, or other things of more than an aggregate annual value of $250 without pre-approval from Compliance. You may not give or offer any gifts to representatives of unions, ERISA plans, Taft Hartley Plans, or any governmental plans which exceed applicable federal or state individual, organizational or aggregate limits. Excluded are i) gifts given in connection with a bona fide personal relationship (e.g., personal gift given in recognition of a life event, such as a wedding), and ii) items of a purely promotional nature of a minimal value bearing the applicable name or logo associated with the Company.

3. CASH GIFTS

You may not give, offer, or accept cash gifts or cash equivalents to or from a client or any person or entity that does or seeks to do business with or on behalf of the Company.

4. ENTERTAINMENT

Any entertainment provided or received by a Supervised Person may not appear to be extravagant, excessive or affect the independent judgment of the recipient or given with the purpose to obtain, retain, or direct business. Providing entertainment is different than providing a gift since entertainment involves the presence of a RA Supervised Person. You may not give or offer any entertainment to representatives of unions, ERISA plans, Taft Hartley Plans, or any governmental plans that exceed applicable state or federal individual, organizational or aggregate limits.

5. USE OF COMPLYSCI/ADDITIONAL REPORTING

COMPLYSCI is used to log gifts given to persons or entities with which RA is or is seeking to be in a contractual relationship. Logging must be done at least quarterly and include the RA expense report information. In addition to providing information using COMPLYSCI as described above, Supervised Persons engaged in the activity of providing gifts and entertainment to persons or entities with which RA is or is seeking to be in a contractual relationship are required to also submit appropriate documentation with their expense reports. Compliance will periodically review gifts and entertainment expenses.

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Foreign Corrupt Practices Act

FOREIGN CORRUPT PRACTICES ACT

The U.S. Foreign Corrupt Practices Act (“FCPA”) makes it unlawful for any U.S. company and its related persons to directly or indirectly bribe foreign officials in order to obtain, retain or direct business. Supervised Persons may not directly or indirectly provide anything of value to any foreign official (including any officer or employee, no matter how low-ranking or high-ranking, of a foreign government, government agency, government-owned enterprise or business, political party, or official or candidate for foreign political office) in order to assist RA in obtaining, retaining or directing business.

1.	GENERAL RULES

•	Direct payments made to foreign officials in order to obtain, retain, or direct business are prohibited.
•

Third-party payments are prohibited. RA may not make payments to a third-party, such as a foreign partner, sales agent, or other intermediary, with knowledge that all or a portion of the payment will be passed to a foreign official. RA would be deemed to know that an agent or other intermediary will make an improper payment if it is aware of, but consciously disregards, a “high probability” that such a payment will be made.

•	Any suspected violation of the FCPA must be immediately brought to the attention of the CCO.

2.	LIMITED EXCEPTIONS

Payment or reimbursement of reasonable and bona fide expenses of a foreign official (e.g., travel and lodging expenses) related to the promotion, demonstration or explanation of a product or service, or to the execution or performance of an agreement with a foreign government may be permitted but require prior written approval of the CCO.

3.	RECORD KEEPING AND INTERNAL ACCOUNTING CONTROL PROVISIONS

Any meals, gifts, entertainment, or anything else of value provided to any foreign official, including amounts paid to foreign partners, sales agents or other intermediaries, must be reported to RA’s accounting department monthly.

4.	ENFORCEMENT AND PENALTIES

The FCPA is enforced jointly by the SEC and the U.S. Department of Justice (“DOJ”). Violators are subject to severe civil and criminal penalties, up to and including imprisonment. The DOJ is responsible for all criminal prosecutions and for civil enforcement against privately held companies. The SEC has civil jurisdiction over publicly held companies.

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Political Contributions

POLITICAL CONTRIBUTIONS

The SEC adopted Rule 206(4)-5 under the Advisers Act to protect the beneficiaries of state and municipal pension plans and their participants by limiting the ability of investment advisers to improperly influence the decisions of state and local governmental officials responsible for the hiring of investment advisers. Because RA provides or seeks to provide investment advisory services to state or local pension funds, retirement systems or other governmental plans (“government entities”), it is obligated to monitor certain political activities engaged in and contributions made by the Company and its Supervised Persons.

Under Rule 206(4)-5, it is unlawful for RA to receive compensation for providing advisory services to a government entity for a two-year period after RA or any of its Supervised Persons makes a political contribution to an official of a government entity that can influence the award of advisory business to RA. A “contribution” includes a gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing an election for federal, state or local office. Generally excluded is the donation of time, such as volunteering, as long as RA’s resources (e.g., office space, telephones) are not used for the activity. An “official” means any person who, at the time of the contribution, 1) was an incumbent, candidate or successful candidate for elective office of a government entity and 2) can influence the hiring of an investment adviser by a governmental entity or has the authority to appoint any person who can do so.

Rule 206(4)-5 has a look-back provision that will prevent RA from doing business with a government entity if it or its Supervised Persons have made an impermissible contribution in the prior two years and is therefore a consideration in RA’s employment diligence process. The contribution look-back period for a new Supervised Person engaged in a marketing role is two years and the look-back period for a Supervised Person engaged in a non-marketing role is six months. Depending on the role (marketing or non-marketing) a new Supervised Person fills, prior contributions made during the applicable look-back period can trigger a Rule 206(4)-5 violation. RA requires disclosure of prior political contributions made within the last two years as part of the due diligence conducted on new Supervised Persons.

Political contributions are not prohibited, but limits apply. Supervised Persons may contribute up to $350 to a candidate per state or local election (primary and general elections are separate) for whom they are entitled to vote, and up to $150 to a candidate per state or local election for whom they cannot vote, without triggering the two-year time-out rule.

Note: Political contributions to federal election candidates (e.g., President, U.S. Senate and U.S. House of Representatives) and PACs not controlled by RA or the contributing party are excluded from the above contribution limits, assuming at the time of contribution the candidate was not considered an “official” under the rule. However, federal campaign law limitations may apply.

RA and its Supervised Persons are prohibited from soliciting or making political contributions for the purpose of obtaining or retaining advisory contracts with state and local government entities, including “solicitation” and “coordination” activities for state and local government campaign contributions. Activities considered to be solicitations include any fundraising attempts within the Company, or with family members, friends, neighbors or vendors, as well as bundling contributions for state and local candidates. In general, Rule 206(4)-5 provides that RA and its Supervised Persons are prohibited from doing anything indirectly, which, if done directly, would result in a violation of the rule.

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Political Contributions

All Supervised Persons’ political contributions and related activities under Rule 206(4)-5 must be pre-approved by Compliance. Supervised Persons must submit a Political Contribution Request in COMPLYSCI to obtain pre-clearance of a political contribution and if the request is approved, the Supervised Person may then proceed with the activity. Additionally, Supervised Persons must complete a quarterly Political Contributions Certification in COMPLYSCI. RA will maintain appropriate books and records of each Political Contribution Request. RA keeps a list of all government plans to which it provides or has provided investment advisory services in the last five years.

The possible consequences to RA from Supervised Persons or RA making contributions exceeding the maximum amounts could be significant. SEC imposed penalties for violating Rule 206(4)-5 may include forfeiture of investment advisory fees (for a two-year period from the date the inappropriate contribution was made), as well as other fines and sanctions.

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Administration, Exceptions and Enforement

ADMINISTRATION, EXCEPTIONS AND ENFORCEMENT

1.	ADMINISTRATION OF THE MANUAL

Compliance will review all reports and information submitted under this Manual. This review will include:

•	An assessment of whether the Supervised Person followed the required procedures;
•	An assessment of any trading patterns that may indicate abuse, including market timing; and
•	Performing any other assessment that may be necessary to determine whether there have been any violations of the Code or Manual.

2.	EXCEPTIONS

The CCO may grant written exceptions to provisions of the Code. Such exceptions will be documented in an Exception Log maintained by Compliance.

3.	ENFORCEMENT

If Compliance believes that a Supervised Person has materially violated these policies and procedures, they will investigate the matter and provide the Supervised Person with an opportunity to explain the circumstances of the violation and supply additional explanatory material. Compliance shall make a determination as to whether a material violation has occurred. In imposing remedial action, Compliance shall consider all relevant facts and circumstances, the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of the Supervised Person’s responsibilities under RA’s Code, and the Supervised Person’s history of compliance or non-compliance with RA’s Code. Material and repeated violations will be reported to the GC, who may in turn report such violations to the Management Committee. The Management Committee has discretion to waive any of the above guidelines or take additional action depending on the facts and circumstances of the violation.

Sanctions may include:

•	Oral warnings;
•	Written censures (a copy of which would be placed in the Supervised Person’s personnel file);
•	Disgorgement of profits or restitution to affected clients or funds;
•	Reversal of the transaction;
•	Monetary fines;
•	Suspension or termination of employment;
•	Civil and/or criminal referral to the SEC or other appropriate authorities.

Failure to comply with any sanction may result in additional or more severe sanctions being imposed. Compliance will document disciplinary actions taken against Supervised Persons and a copy of such documentation will be maintained in the Supervised Person’s personnel file. The documentation will include the nature of the cause for the disciplinary action, the specific fines or penalties imposed, and any corrective actions taken by RA.

RA encourages all Supervised Persons to immediately notify Compliance if he/she believes there may have been a violation of the Company’s Code.

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Record Keeping

RECORD KEEPING

RA is subject to record-keeping requirements under Rule 204-2 of the Advisers Act and other Applicable Laws. RA is also subject to record-keeping requirements under the 1940 Act for all Investment Company Act funds (mutual funds) it sub-advises.

1. TIME TO KEEP RECORDS

We must make and keep true, accurate, and current books and records relating to our investment advisory business in an easily accessible place for not less than five (5) years. During the first two (2) years, these records must be maintained on site in our offices.

2. STORAGE

Unless otherwise noted below, original records may be archived electronically using a digital storage system that meets the terms of Advisers Act Rule 204-2.

3. STANDARD RETENTION

All records we retain must be arranged and indexed in a way that permits easy location, access and retrieval of any particular record. (See Documentation Procedures.)

We must be able to provide promptly any of the following that the SEC may request:

•	A legible, true, and complete copy of the record in the medium and format in which it is stored;
•	A legible, true, and complete printout of the record;
•	Means to access, view, and print the record; and
•	Separately store, for the time required for preservation of the original record, a duplicate copy of the record on any medium allowed by Rule 204-2.

4. ELECTRONIC RECORDS

For records stored electronically, we shall:

•	Maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction;
•	Limit access to the records to properly authorized personnel and the SEC; and
•	Reasonably insure that any reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved.

5. EMAIL

The email communications and business-related social media usage of our Supervised Persons is subject to the aforementioned record-keeping requirements. Records of all incoming and outgoing email communications shall be stored like any other electronically stored records in a manner that permits easy location, access, and retrieval. Copies of all email communications are maintained by an email archiving solution and kept for the period required for that type of record, but for no less than seven (7) years before deletion. Access to email archives is limited to authorized individuals.

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Record Keeping

6. MODEL PORTFOLIO AND ASSET ALLOCATION RECOMMENDATIONS

We maintain the initial and final model portfolio and asset allocation, including any modifications thereto, on behalf of any funds we sub-advise. We shall also maintain internal working papers and other records or documents that are necessary to form the basis of any recommendation.

7. CUSTODY

Research Affiliates is deemed to have custody of client assets when it holds, directly or indirectly, client funds or securities or if it has any authority to obtain possession of them. Where Research Affiliates is deemed to have custody of client funds and securities, those assets are held with a Qualified Custodian. See the IM Supplement for more information regarding RA’s custody policy.

8. PORTFOLIO ACCOUNTING RECORDS

Unless otherwise noted, we keep records for five (5) years from the year-end in which the composite or portfolio ceases to exist. The rules for retention include:

•

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in a notice, circular, advertisement, newspaper article, investment letter, bulletin, factsheet, retrospective, or other communication that we circulate or distribute, directly or indirectly, to 10 or more persons (other than persons connected with RA); provided, however, that with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance of rate of return of all managed accounts shall be deemed to satisfy these requirements.

•

Worksheets necessary to calculate performance (for so long as we use performance calculations resulting from such records, but not less than five (5) years, or, in the case of mutual funds, six (6) years).

•	Portfolio statements (6 years for mutual funds).

•	Custodial or brokerage statements (6 years for mutual funds).

•	List of portfolios in which we have investment discretion.

•	Management fee invoices.

•	Client letters (performance statements).

•	Limited partnership financial statements.

9. CLIENT DOCUMENTATION

Unless otherwise noted, client documentation is maintained for five (5) years from creation date. The rules for retention include:

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Record Keeping

•	Advisory contracts and related amendments (any contracts with mutual funds or advisers to mutual funds must be retained for six (6) years).

•

Documentation supporting advisory contracts, such as trust agreements, corporate resolutions, and signature lists (any documentation supporting contracts with mutual funds or advisers to mutual funds must be retained for six (6) years).

•	New account set-up sheets (six (6) years for mutual fund portfolios).

•	Electronic copies of all written communications received and copies of all written communication we send relating to:
o	Any recommendation made or proposed to be made and any advice given or proposed to be given;
o	Any receipt, disbursement, or delivery of funds or securities; and
o	The placing or execution of any order to purchase or sell any security.

Note:	We are not required to keep any unsolicited market letters or other similar communications of general public distribution not prepared by or for us.

•	A list or other record of all accounts in which we are vested with any discretionary power with respect to the funds, securities, or transactions of any client.

•	All powers of attorney and other evidence of the granting of any discretionary authority by any client to us.

•	All written agreements (or copies thereof) we have entered into with any client or otherwise relating to our business.

•

A copy of each written statement and each amendment or revision thereof, we have given or sent to any client, such as Form ADV or a company brochure, and a record of the dates that each written statement and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently became a client.

•	All written acknowledgements of receipt obtained from clients evidencing receipt of Form ADV or company brochure.

10. MARKETING MATERIALS AND SOCIAL MEDIA POSTS

Marketing materials are retained for five (5) years after the end of the fiscal year when last used (or, with respect to RA’s social media sites, when first posted). The rules for retention and applicable materials include:

•	All marketing materials used in advertising.

•	One-on-one presentation materials.

•	Responses to requests for proposal (“RFPs”) and requests for information (“RFIs”).

•

A copy of any advertisement offering any report, analysis, publication, or other investment advisory service to more than 10 persons. We are not required to keep a record of the names and addresses of the persons to whom it was sent except that if such advertisement is distributed to persons named on any list, we shall retain with the copy of such notice, circular, or advertisement a memorandum describing the list and the source thereof.

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Record Keeping

•

A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin, or other communication that we circulate or distribute, directly or indirectly, to 10 or more persons (excluding persons connected with RA).

•

All written communications relating to the performance or rate of return of any portfolios. This includes accounts, books, internal working papers, and other documents necessary to form the basis for, or demonstrate the calculation of performance of, any portfolios. This also includes any communication related to predecessor performance.

•

Any agreements with solicitors, evidence of our efforts to confirm compliance by any solicitors with such agreements, a signed and dated acknowledgment of receipt of our Form ADV Part 2A and 2B (or brochure containing the same information), the written disclosure statement and the Solicitor’s Disclosure Document by each client in connection with any such solicitation agreement.

•	Posts to RA’s Twitter and LinkedIn sites, and any business communications that may occur through RA’s social media accounts.

11. COMPLIANCE RECORDS

Compliance maintains the following records for five (5) years:

•	The Manual, Code and all amendments thereto, for a period of five (5) years from their last effective date.

•	A list of all Supervised Persons during the period.

•	Quarterly Political Contributions Certifications.

•	Personal Investment Transaction Reports.

•	Initial and Quarterly Brokerage Reports.

•	Initial and Quarterly Holdings Reports.

•	Acknowledgements of receipt of the Compliance Manual and understanding of policies and procedures.

•	Electronic records of brokerage account holdings and securities transactions supplied by brokers into COMPLYSCI or paper brokerage account statements, if applicable.

•	Any records documenting our annual review of our compliance policies and procedures.

•	Any pre-clearance decisions and the reasons supporting such decisions.

•	Records of violations of the Code and actions taken as a result of the violations.

12. CORPORATE AND ACCOUNTING RECORDS

The following records are kept for five (5) years:

•	Journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.

•	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income, and expense accounts.

•	Financial statements (balance sheets, income statements, annual financial statements).

•	Trial balances.

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Record Keeping

•	Invoices.

•	Bank records (e.g., checkbooks, bank statements, canceled checks, and cash reconciliations).

•	Corporate/business tax-related documents.

•	Bills or statements (or copies thereof), paid or unpaid.

•

Records relating to our status as a limited liability company, including any charters, minute books, and evidence of interests shall be kept and maintained on our premises for three (3) years after we are registered as an investment adviser.

•	Records required to be created and maintained pursuant to the Business Continuity Plan.

13. HUMAN CAPITAL RECORDS

All employment records are maintained by Human Resources and the following documents are kept for five (5) years:

•	Employment Applications

•	Resumes

•	Offer Letters

•	Employment Agreements

•	Payroll Authorization forms (W-4/EDD forms)

•	Records of change in payroll rate, title, etc.

•	Notices of leave of absence, etc.

•	Notices of commendation, warning, discipline or termination

•	Miscellaneous
o	Background checks

o	Reference checks

o	Investigative files for harassment, discrimination claims, etc.

o	I-9s

o	Medical Enrollment Forms (may contain confidential medical information)

o	Family/Medical Leave request forms (if nature of illness is included)

o	Return-to-work releases

o	Worker compensation records

o	Any other medical information

14. RESEARCH MATERIALS

All research materials, including those used to prepare and maintain models for our investment strategies, are retained for five (5) years. If the product of the research is used in marketing materials, then the time requirement listed in the section for marketing materials applies.

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Record Keeping

15. OTHER DOCUMENTS

Unless otherwise noted, the following documents are kept for five (5) years:

•	Vendor contracts.

•	Any agreements relating to our business.

Records for all transactions relating to mutual funds we manage or sub-advise shall be maintained for six (6) years.

16. DESTRUCTION OF DOCUMENTS

Supervised Persons shall not destroy any Company records at any time without first obtaining the written approval of the General Counsel.

17. DOCUMENTATION PROCEDURES

All records may be archived electronically using a digital storage system that meets the terms of Advisers Act Rule 204-2.

17.1 Safekeeping of Physical Documents

Where physical documents are maintained, documents should be preserved in an organized manner readily available and easily accessible. Documents for the previous two (2) full calendar years must be maintained at our main offices with older documents stored and preserved in an appropriate documentation storage facility. Each department is responsible for the safekeeping and preservation of relevant hard-copy documents and should maintain a log of physical files, including where they are located.

Documentation shall be stored in files with appropriate file labels to indicate its contents. The file labels should indicate at a minimum the subject matter, year and detail of the contents.

17.2 Labeling of Confidentiality or Privileged Communication

Confidential documents, whether in electronic or physical hardcopy paper form, must be labeled “Confidential” in order to give notice of its confidentiality to those who come into contact with the document. Documentation subject to a protected relationship between RA’s in-house attorney or outside counsel and a Supervised Person shall be labeled as a “Privileged.”

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Electronic Commumications

ELECTRONIC COMMUNICATIONS

1.	POLICY

All RA business communications are to be made exclusively through RA’s controlled services, which are RA email, Zoom and Slack (researchaffiliates.slack.com) (together, the “Approved Services”). With limited exceptions, Supervised Persons are not allowed to engage in RA business communications through personal email accounts, text messages, or messages on unapproved communications platforms (e.g., WhatsApp, Signal, Telegram) on business and personal devices. However, text messaging may occasionally be used for limited administrative purposes during the course of business. Examples of such administrative purposes include: (i) sending a message to a colleague regarding calendar or schedule updates in connection with a business meeting, (ii) responding to emergency notifications sent through the firm’s emergency communication system, and (iii) identity verification for purposes of multi-factor authentication/account access, financial transactions related to a Supervised Person’s role, and/or identity verification in response to an unsolicited communication or request in accordance with firm cybersecurity measures.

Furthermore, the Bloomberg communication system may only be used for administrative matters, such as contacting the help desk for support or scheduling a meeting. All communications conducted through the Approved Services remain the property of RA and thus no privacy rights are afforded to these business communications by Supervised Persons.

Supervised Persons will be sanctioned for failure to comply with this policy regarding electronic communications and use of social media, particularly regarding the use of personal accounts and/or devices to conduct RA business. Sanctions may include, but not be limited to, termination of employment.

2.	ELECTRONIC COMMUNICATIONS

2.1 Electronic Communications Procedures (“ECP”)

The following procedures are designed to ensure that reasonable electronic communication standards are consistently adhered to.

Correspondence: All electronic communications sent or received by a Supervised Person to or from a client, potential client, service provider or another Supervised Person, including email, instant messaging, and social media messages, regarding RA’s advisory business, should be treated in the same manner and with the same importance as if such communication was sent or received in paper format. In addition, such communication is subject to the record-keeping requirements under the Advisers Act. See our Record Keeping Policy for more information. Supervised Persons who send or receive the written electronic communication must ensure that such communication is maintained in accordance with RA’s books and record-keeping retention requirements. This includes assessing if the communication falls within the definition of what must be retained, and taking appropriate steps to retain documents that do.

Email: Supervised Persons must take care in sending both internal and external emails. Certain emails that are sent to more than one person (including clients) may be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in

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creating such emails as would be taken when creating a new marketing or promotional piece. Please see our General Sales, Marketing and Advertising Policy for more information.

Supervised Persons should be aware that the emails they send or receive through RA’s Approved Services are maintained by RA and are subject to monitoring by Compliance or others, as permitted or required by law, at any time and without notice to the Supervised Person.

Instant Messaging: Instant messaging is a form of electronic communication that allows one user to communicate with another user in real time. The same procedures that apply to emails listed above, apply to a Supervised Person’s use of instant messaging on RA’s approved messaging platforms, Zoom and Slack.

Zoom Recordings: In order to comply with applicable regulations, including privacy laws and record-keeping requirements, video recordings through Zoom are prohibited unless approval has been granted to an individual or group by the Zoom Admin team. Zoom recordings are only permitted for legitimate business purposes, such as webinars or video interviews, and such uses must comply with relevant firm policies and procedures. To request approval for a Zoom recording, please email zoomadmin@rallc.com with the business purpose and date of recording.

Performance Materials: RA is required to maintain originals of all written communications received and sent relating to performance or rate of return of any managed account or securities recommendation, as well as records of any documents used to support performance claims in communications delivered to any person. The same procedures that apply to emails listed above, apply to a Supervised Person’s distribution of performance materials.

2.2 Harassment and Discrimination

Messages on RA’s voicemail, email or instant messaging systems are subject to the same policies regarding harassment and discrimination as are any other workplace communications. Offensive, harassing, or discriminatory content or inappropriate language such as profanity, in any message, is strictly prohibited, and any such use will subject the Supervised Person to disciplinary action, including termination.

2.3 Security

All Supervised Persons should limit the amount of confidential non-public client information or proprietary information that is transmitted electronically to only that which is necessary and required to conduct one’s job. All electronic communications containing confidential information must adhere to all procedures and requirements outlined in RA’s Privacy Policies and Procedures.

2.4 Reporting Problems

The CISO and CCO must be notified if a Supervised Person discovers that: 1) confidential non-public information or sensitive and/or inside information regarding RA’s clients or business has been lost, disclosed to unauthorized parties or suspected of being lost or disclosed; 2) unauthorized use of RA’s systems has taken place, or is suspected of taking place; or 3) passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed. In addition, all unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to the CISO as one of these issues may

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indicate a computer virus infection or similar security problem. Refer to the IT and Information Security Policy for more information.

2.5 Monitoring and Surveillance Program

RA has the right to monitor (which includes, without limitation, the right to access, intercept, disclose, record or review) all communications created, delivered and/or stored on RA devices and systems. Thus, Supervised Persons should be mindful that their emails, social media sites and instant messages may be reviewed on a random basis. At any time, RA’s compliance or IT teams may require a Supervised Person to provide them with any of their electronic access codes, user names and/or passwords.

Erasure Not Reliable: RA maintains communication firewalls and has retained the services of a third party to archive all incoming and outgoing emails on the Company server. All Supervised Persons should be aware that erasing messages may not be permanent, and erased messages can be retrieved for review purposes. Supervised Persons should not assume an erased message will remain private.

Message Access: Communications on the Company’s voicemail, email, or instant messaging systems are to be accessed only by the intended recipient and by others at the direct request of the intended recipient. Any attempt by persons other than those authorized to access messages on any of these systems will constitute a serious violation.

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Investment Management

INVESTMENT MANAGEMENT

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Error Correction

ERROR CORRECTION

1.	STATEMENT OF POLICY

When a model portfolio or investment recommendation contains an error as defined below (“Error”), RA’s Investment Management and Legal teams shall promptly investigate the Error and take corrective steps in accordance with the below procedures.

For purposes of this policy, an Error is defined as a delivered model portfolio or investment recommendation that is materially inconsistent with RA’s intention.

Separately, “Trade Errors” are those market orders that are not executed as intended by a client or a portfolio implementation vendor retained by RA. See the IM Supplement for RA’s Trade Error Policy.

2.	ERROR CORRECTION PROCEDURES

When an Error is identified by a member of staff at RA, the staff member shall report the matter to a senior member of both RA’s Investment Management and Legal teams for prompt investigation. If an investigation confirms that an Error has occurred, corrective steps can include:

•	reconstructing and redistributing a model portfolio;

•	correcting a trade recommendation file; and updating design specifications;

•	providing written notification to impacted parties.

In each instance of an Error and subsequent correction, the Error must be logged by the Legal team and reported to the CEO and CIO and RA’s Management Committee, if appropriate. Errors resulting in a financial loss will be reported to the Board of Directors of RA’s parent, Research Affiliates Global Holdings, LLC.

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Strategy Design and Investment Recommendation

STRATEGY DESIGN AND INVESTMENT RECOMMENDATIONS

RA has procedures for the development of investment strategies and delivery of trade decisions or recommendations to clients. These procedures ensure that portfolios based on our strategies are consistent with the intended strategy design before external distribution and that trade decisions or recommendations are delivered as intended. As part of these processes, RA requires various teams to supervise the construction and delivery of strategies and to implement procedures including documented testing reviews and approvals.

RA has two investment management teams, Equities and Multi-Asset, each headed by a CIO. The Equities team is responsible for RA’s equity strategies, including Research Affiliates US Value Opportunities fund and RA’s systematic equities strategies, including RAE. The Multi-Asset team is responsible for RA’s multi-asset strategies, including the All Asset funds, Research Affiliates Multi-Asset Global Premia fund and Research Affiliates Model Portfolios. Each team is responsible for developing procedures (including checks and balances) that are appropriate for each strategy. These procedures will be reviewed periodically by Compliance to ensure consistent implementation.

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Marketing, Advertising, Press and Media

MARKETING, ADVERTISING,

PRESS AND MEDIA

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Marketing Advertising, and Social Media

MARKETING, ADVERTISING, AND SOCIAL MEDIA

Our sales, marketing, and advertising materials (“Advertisements”) must be fair, balanced, and complete, must not include any statement that is untrue or otherwise false or misleading, and must adhere to Applicable Laws. SEC Rule 206(4)-1 (the “advertising rule”) was amended and is now referred to as the new Marketing Rule (the “Marketing Rule”). The Marketing Rule offers a principles-based framework and not only amends marketing standards, but also consolidates Rule 206(4)-3 (the “solicitor’s rule”) to regulate advisory marketing communications. Under the Marketing Rule, Advertisements include any direct or indirect communication by the Company or any of its Supervised Persons that offers RA advisory services, to more than one person, or to one or more persons if the communication includes hypothetical performance. Examples of Advertisements include RA marketing materials, presentations, responses to Requests for Proposal and third-party questionnaires, RA publications (as well as non-RA articles that are distributed by RA Supervised Persons), podcasts and webinars, and content posted to RA’s website and social media sites. The following are excluded from the definition of Advertisements:

•	Extemporaneous, live, oral communications (regardless of whether they are broadcasted);
•	Information in a statutory or regulatory notice, filing or other required communication;
•

Communications that include hypothetical performance, that are provided in response to an Communications that include hypothetical performance, that are provided in response to an unsolicited investor request or to a private fund investor in a one-on-one communication; and

•	Communications to an existing RA client, unless the communication offers new or additional advisory services.

1.	COMPLIANCE REVIEW

Advertisements must be approved by Compliance, and final versions of Advertisements must be uploaded into ACA ComplianceAlpha for record-keeping purposes. All applicable materials must receive Compliance approval prior to distribution. In order to prevent outdated materials from being used, any previously approved marketing materials that have not been reviewed in over one (1) year must be re-approved by Compliance prior to distribution.

Certain items do not require Compliance approval and should not be submitted for Compliance review. Such items include academic publications that are not RA branded, content that has previously been approved and is being repurposed for use in a different forum, and content that has previously been approved where only data values are being updated (e.g., quarterly updates to factsheets). Items such as press-related speaking points or quotes, may be reviewed and approved by Compliance via email rather than through RMS.

2.	GENERAL GUIDANCE UNDER THE MARKETING RULE

Advertisements may not contain any false or misleading statements; omissions of material facts, exaggerations or inaccuracies are considered fraudulent and misleading. Advertisements may not state that RA, its abilities or qualifications have been approved by any regulatory agency or authority.

Following are non-exhaustive guidelines for what is and is not permissible for Advertisements:

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Marketing, Advertising, and Social Media

DO:

•	Inform clients about relevant risks and obtain client consent when including representative client lists in Advertisements;
•	Use only current and verified performance numbers;
•	Ensure proper disclaimers are included on all Advertisements; and
•	Use only Advertisements that have been approved by Compliance.

DO NOT:

•	Include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement made, not misleading;
•	Include a material statement of fact that we do not reasonably believe we could substantiate upon request;
•	Include information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to RA;
•

Discuss any potential benefits to clients or investors connected with or resulting from RA’s services or methods of operation without providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits;

•	Include a reference to specific investment advice provided by RA where such investment advice is not presented in a manner that is fair and balanced;
•	Include or exclude performance results, or present performance time periods, in a manner that is not fair and balanced;
•	Include past-specific recommendations without relevant disclosures; or
•

Include a representation, directly or indirectly, that any graph, chart, formula or other device being presented can be used to i) determine which securities to buy or sell; ii) when to buy or sell such securities; or iii) assist any person in making his or her own decisions as to which securities to buy or sell or when to buy or sell such securities, without prominently disclosing in the Advertisement the limitations thereof.

3.	RA PROHIBITIONS ON ADVERTISEMENTS

In addition to the general guidance above, RA has adopted specific prohibitions on the following types of marketing:

•

A statement by a client of RA, about the client’s experience with RA or any of its Supervised Persons. This may include client quotes, case studies based on actual client experiences, and direct and indirect recommendations provided by clients on RA’s social media sites;

•

A statement by a person other than a current client of RA, that indicates approval or recommendation of RA or any of its Supervised Persons. This may include a service provider referring an investor to RA and solicitor arrangements previously made under the solicitor’s rule;

•

Statements indicating that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished free and without any condition or obligation, directly or indirectly.

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4.	PERFORMANCE CALCULATION AND PRESENTATION

We accurately present all performance information (simulated or otherwise) in our Advertisements. Simulated data, including model, hypothetical, and backtested performance data, are considered especially sensitive. The Marketing Rule has established specific rules for the presentation of performance information, particularly with respect to hypothetical performance information. Refer to Appendix A – Additional Performance Marketing Considerations for guidance regarding the presentation of performance information in our Advertisements.

5.	ADVERTISEMENTS FOR SUB-ADVISORY CLIENTS

We will not distribute any Advertisements specific to registered investment companies (i.e., mutual funds), UCITS or collective investment trusts for which we serve as sub-adviser. Only materials describing RA and its investment strategies may be distributed by RA.

5.1 Meetings with Current/Prospective Investors of Sub-Advised Funds

We will not meet with any fund investors or prospects unless accompanied by a registered representative of the fund’s distributor and may not, directly or indirectly, conduct any marketing or sales activity for any fund.

5.2 Use of Solicitors

RA does not currently utilize solicitors and does not intend to enter into arrangements pursuant to which a third-party may be paid a fee for soliciting or referring clients to RA.

6.	SOCIAL MEDIA

RA maintains corporate social media sites on LinkedIn, X (formerly known as “Twitter”) and YouTube. Firm social media accounts are archived for record-keeping purposes, in accordance with our Record Keeping policy. RA generally permits the use of social media, in accordance with the guidance set out below. Compliance will periodically conduct training and review content that is publicly available on employees’ social media accounts to ensure compliance with these policies and procedures. In addition, RA content posted on its social media sites is subject to marketing and advertising rules and must not violate any Applicable Laws or RA’s policies and procedures.

6.1 General Guidance Regarding Social Media Use by Supervised Persons

For purposes of this policy, “Social Media” includes all means of communicating or posting information or content of any sort on the Internet, including to your own or someone else’s web log or blog, journal or diary, personal website, social networking, professional networking or affinity website, web bulletin board or a chat room, as well as any other form of electronic communication. A Social Media messaging system includes any interface which allows one Social Media user to communicate with one or multiple other users, or which otherwise mimics an email, instant messaging, or similar system.

All Supervised Persons must exercise good judgment and take care in their communications outside the workplace. Supervised Persons should take care when posting opinions on social websites and make clear that any opinions expressed are not the opinions of RA.

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Marketing, Advertising, and Social Media

Except in limited circumstances for individuals who have received prior Compliance approval, Supervised Persons may NOT:

•	Conduct RA business through Social Media or any messaging system contained within a Social Media site;
•	List their RA email address on any Social Media site (other than as provided for below);
•	Use the RA name (except that you may identify your affiliation with RA provided you comply with the other requirements of this policy);
•	Use any RA logo or RA-related trademarks or service marks;
•

Use Social Media to disclose (i) confidential non-public information pertaining to RA, its products or strategies, or its clients/partners or their products or services, (ii) internal company communications or any information regarding RA Supervised Persons, and (iii) non-public financial or operational information pertaining to the Firm.

•	Make any statement that may be considered financial advice or might influence trading in a security;
•	Post information that could damage the reputation of RA;
•	Use a social or personal website to conduct RA business;
•	Post, transfer, disclose or share any of the following:
o	Material, non-public or insider information;
o	Confidential or internally used information about or related to your work at RA, including but not limited to, clients, products, strategies, or otherwise;
o	Trade secrets, including, but not limited to, information regarding the development of methodology, systems, processes, products, know-how or technology;
o

Attorney-client privileged communications (i.e., text copied from communications between a lawyer in RA’s Legal Department and a RA Supervised Person, a summary of a conversation between a lawyer in RA’s Legal Department and a RA Supervised Person, or text copied from or a summary of any communication between a Supervised Person of RA and an outside attorney or law firm);

o	Inappropriate materials that may include discriminatory remarks, harassment, threats of violence, bullying, or obscene, malicious, or similar inappropriate or unlawful conduct; or
o	Any false information or rumors.

 6.2 Business-Related Use of Social Media

To use Social Media for a business-related purpose, a Supervised Person must seek approval from Compliance and use an approved Social Media account. Compliance may approve certain designated Supervised Persons for posting of RA-related content to Social Media platforms; however, any Social Media posts must not include publicly identifiable client information or specific investment recommendations. Social Media messaging systems may not be used for business communications.

A Supervised Person that has been approved to post RA-related content on the Company’s Social Media platforms may not use these platforms in a way that could be interpreted by the SEC to be directly or indirectly, publishing, circulating, or distributing any advertisement which refers, directly or indirectly, to any testimonial of any kind concerning RA or concerning any advice, analysis, report or other service rendered by RA. The SEC staff consistently interprets the term client “testimonial” to include a statement of a client’s experience with, or endorsement of, an investment adviser. The SEC has stated that the use of “social plug-ins” by a client such as the “like” feature on a social media site

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could be viewed as a testimonial. Therefore, if any person or entity (particularly a client of RA) makes any statement about RA or its Supervised Persons through RA’s Social Media platforms that could be viewed as a testimonial or an endorsement, neither RA nor any of its Supervised Persons will retweet, reply to, or take any other action which could result in a perceived attempt to republish, recirculate or distribute any such testimonial or endorsement, without prior approval from Compliance.

6.3 Personal Use of Social Media

In connection with any personal use of Social Media (i.e., any use other than an acceptable business-related use of Social Media listed above), a Supervised Person may only list his or her RA email address (i) on an accurate resume, work history or experience summary posted to the site; or (ii) on his or her LinkedIn profile page.

Supervised Persons should follow the additional guidelines below with respect to personal use of Social Media:

•

If a Supervised Person chooses to list that he or she is employed by RA and lists his/her RA title, this information must be up-to-date and consistent with his/her official RA title as on file with Human Resources;

•	Supervised Persons may use their personal Social Media accounts to “like,” “recommend,” forward, share, re-post, or comment on RA postings that have been approved by Compliance; and
•

Supervised Persons may “like” or share unrelated “personal” content (such as a charitable event, article on productivity, etc.) on their personal Social Media accounts. Personal content must not be affiliated with RA, and at no time may Supervised Persons use Social Media for illegal purposes, such as for the communication of insider information.

6.4 Education and Training

RA may provide periodic training and education on the following topics related to the business and personal use of Social Media sites by its Supervised Persons:

•	What to include and what not to include in a personal profile;
•	Acceptable business communications;
•	Avoiding and detecting “insider information”;
•	How to avoid sharing of confidential, proprietary information in social media; and
•	General risks and considerations, such as reputational risk.

7.	TRADEMARKS

Trademark symbols must be used correctly and consistently in all Advertisements. Refer to RA’s trademark style guide, which can be found on MyRA.

8.	MARKETING COMMUNICATIONS

If RA receives an opt-out request from a recipient of a marketing communication, it will observe such request within ten (10) business days.

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Press and Media

PRESS AND MEDIA

Members of the Management Committee and other authorized personnel have standing authorization to speak with members of the media, subject to the following standards:

1.	During a broadcast or interview, Supervised Persons should:

•	Never mention or discuss any non-public content related to any mutual funds, UCITS or collective investment trusts sub-advised by RA;
•	Never disclose any non-public information, including non-public information about products and clients;
•	Not make any promissory, false, or misleading statements, or omit any material information;
•	Not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate or that would otherwise reflect poorly on RA;
•	Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, and never;
•	Clearly distinguish between facts and opinions; and
•	Make clear when a personal opinion may not reflect the Company’s position.

2.	If RA reprints the press or media appearance, Compliance approval and appropriate disclosures are required.

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Other Important Areas of Compliance

OTHER IMPORTANT AREAS OF COMPLIANCE

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Clients Subject to ERISA

CLIENTS SUBJECT TO ERISA

The following is a summary of regulations applicable to the provision of investment advice or investment management services to clients that are subject to Title I of the Employee Person Retirement Income Security Act of 1974 (“ERISA”). ERISA covers virtually all plans providing employee retirement benefits, except plans of federal, state, local governments, and some plans sponsored by religious groups.

1. FIDUCIARY

Under ERISA, a fiduciary is any person who exercises discretionary authority or control involving the management and disposition of plan assets, renders investment advice for a fee, or has authority or responsibility for the administration of the plan. If an adviser exercises discretion over plan investments, it is likely a fiduciary with respect to such management. To determine whether an adviser is providing “investment advice for a fee,” the Department of Labor (“DOL”) has established a functional test. The test has five prongs, each of which must be met. An adviser is a fiduciary if it : (1) renders advice to a plan as to the value of securities or other property, or makes recommendations as to the advisability of investing in, purchasing, or selling securities or other property; (2) on a regular basis; (3) pursuant to a mutual understanding; (4) that such advice will be a primary basis for investment decisions; and that (5) the advice will be individualized to the plan.

ERISA imposes two general sets of obligations on fiduciary advisers:

•	Section 404 of ERISA obligates a fiduciary adviser to
o	Act solely in the interest of a plan’s participants and beneficiaries;
o	Pay only reasonable expenses for the administration of the plan;
o	Act with care, skill, prudence, and diligence that a prudent man would use in a similar situation (the “Prudent Man Standard”);
o	Diversify plan investments to reduce the risks of large losses unless it is clearly prudent not to do so; and
o	Act according to the terms of relevant plan documents, to the extent they are consistent with ERISA.
•

Section 406 of ERISA requires a fiduciary adviser to avoid self-dealing and certain enumerated “prohibited transactions” between the plan or plans involved and a broad category of persons who are “parties in interest” with respect to the plans, as well as to avoid transactions or situations involving self-dealing by fiduciaries.

Accordingly, except as authorized by ERISA or certain rules adopted by the DOL, a fiduciary adviser may not

•	Handle any transaction involving plan assets for our own account;
•	Represent any party in any transaction involving plan assets where the party’s interests are averse to the interests of the plan or its beneficiaries; or
•	Receive any personal compensation from any party in connection with any transaction involving plan assets.

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The text of ERISA and DOL regulations contain a series of “prohibited transaction exemptions” (“PTE”) that may allow a fiduciary adviser to engage in a prohibited transaction provided that specific criteria are satisfied.

Fiduciary advisers should also be aware of ERISA’s proxy voting rules as well as its bonding requirements.

2. PRUDENT MAN STANDARD

The “Prudent Man Standard” generally requires a fiduciary adviser to act solely in the interest of the plan, using the skill, care, prudence, and diligence of a prudent man. This standard considers the total performance of the entire portfolio rather than the actual performance of any particular investment. This standard may be satisfied if an adviser gives appropriate consideration to the facts and circumstances that are either known or should be known that are relevant, including the role the investment plays in the plan’s investment portfolio, and acts accordingly.

3. QUALIFIED PROFESSIONAL ASSET MANAGER (“QPAM”)

An example of a commonly used exemption is PTE 84-14 (the “QPAM Exemption”). The QPAM Exemption permits a plan to engage in certain transactions with a party in interest who would otherwise be prohibited by Section 406 of ERISA, if a qualified professional asset manager manages the assets of the plan. Such a manager must be independent of the plan’s parties in interest and must meet certain financial criteria for the exemption to apply. RA meets the definition of QPAM. The QPAM Exemption does not permit a fiduciary adviser to engage in transactions where there is a risk of self-dealing. The DOL recently proposed revisions to the QPAM Exemption that, if finalized, could increase the compliance requirements under the QPAM Exemption.

4. PROXY VOTING

On December 16, 2020, the DOL issued a final regulation, Fiduciary Duties Regarding Proxy Voting and Shareholder Rights. There, the DOL stated that a fiduciary must consider the economic significance of the issue on the plan’s investment when voting (or not voting) proxies. The DOL is currently undergoing rulemaking to revise this rule. RA does not vote proxies on behalf of its clients.

5. BONDING

ERISA Section 412 requires fiduciary advisers that have custody, handle funds or other plan assets to maintain a fiduciary bond to protect against fraud or dishonesty. The bond must be for not less than 10% of the funds handled, subject to a $1,000 minimum and a $500,000 maximum. The bond cannot carry a deductible and each ERISA plan must be named as an insured party under the bond. A fiduciary adviser may be covered by an employer’s (plan sponsor’s) bond.

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Regulatory Reporting

REGULATORY REPORTING

1. CLIENT REPORTING

We file the regulatory reports in the table below and must disclose all material facts related to legal or disciplinary events material to a client’s evaluation of our integrity or ability to meet our contractual obligations, including:

1.1 Court Proceedings – Criminal and Civil (disclosure to be made for 10 years)

•	If we have been enjoined from engaging in investment-related activities; and

•

If we, or any member of our senior management, have been convicted of or has plead nolo contendere (no contest) to a felony or misdemeanor involving an investment-related statute, fraud, making false statements, omissions, wrongful taking of property, bribery, forgery, counterfeiting, or extortion.

1.2 Regulatory Proceedings

•

If we, or any Supervised Person, caused an investment-related business to lose its authority to conduct business or was found to have violated a statute and was subject to an action denying, suspending, or revoking its ability to do business; and

•	If we received a fine in excess of $2,500 in a self-regulatory proceeding.

2. FINANCIAL DISCLOSURE

We must disclose any facts or circumstances that might reasonably impact our ability to meet contractual commitments to clients where we have discretionary authority over, or custody of, client assets or require pre-payment of fees more than $500, six months or more in advance.

Regulatory Agency	Report/Filing	Purpose	Due Date
CA Dept. of Corporations	Annual Notice Fee	Notice to conduct business in California.	Dec 15
SEC	Amendments to Form ADV Parts 1, 2A and 2B1	Uniform Application for Investment Adviser Registration.	March 31 (or March 30 in leap years)
SEC	Advisers Act Rule 204-3, “Brochure Rule”	Annual offering letter to provide written disclosure statement to each present advisory client (except a U.S.-registered investment company or impersonal advisory services under $200) (Form ADV Part 2A or compliant brochure).	Annually; before, or at time of entering into advisory contract
SEC	Form 13F-NT Filings	An institutional investment manager exercising investment discretion over accounts holding at least $100 million in section 13(f) securities must file a report with the SEC.	45 days from the end of each calendar quarter

1 Form ADV must be kept current and changes to Part 1 and 2A must be filed promptly with the SEC by amendment (e.g., a change in the name, address, contact person, or disciplinary history of the adviser). Material changes to Parts 2A and 2B must be provided to clients.

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Anti-Money Laundering Compliance

ANTI-MONEY LAUNDERING COMPLIANCE

It is illegal for any person or entity to participate “knowingly” in the transfer of funds that are the proceeds of various types of specified unlawful activities (e.g., drug trafficking, mail fraud). The federal courts consistently have permitted evidence of “willful blindness” to show knowing participation in an illegal transfer. We seek to prevent the misuse of the funds we manage, as well as prevent the use of our personnel and facilities for the purpose of money laundering and terrorist funding.

1. THE BANK SECRECY ACT (“BSA”)

The BSA includes the following reporting requirements that are applicable to RA:

•	Any cash and monetary instrument (e.g., travelers’ checks, money orders) transactions over $10,000;
•	Transportation of currency or monetary instruments over $10,000 into or out of the United States; and
•	Interests in foreign financial correspondent accounts over $10,000.

We prohibit cash transactions with any client and NEVER to take customer cash, money instruments, or securities into custody. We will also NEVER accept or exercise investment discretion, supervision, management, or control over a foreign financial correspondent account.

2. OFFICE OF FOREIGN ASSETS CONTROL REGULATIONS

RA is required to comply with laws enforced by the Treasury Department’s Office of Foreign Assets Control (“OFAC”). OFAC administers sanctions and embargoes involving certain foreign nations, as well as prohibitions on dealing with certain individuals and entities involved in illicit activity. These prohibitions also apply to accounts owned or controlled and securities issued by these governments/groups. More specifically, OFAC regulations prohibit transactions with certain persons and organizations listed on the OFAC website as “Terrorists” and “Specially Designated Nationals and Blocked Persons,” as well as listed embargoed countries and regions.

RA does not directly manage or take custody of client assets. Without prior OFAC approval, RA may not open or maintain an account, or effect any transaction for or on behalf of

•	Any citizen or resident of a country listed on the OFAC Country Sanctions Program;
•	Any entity incorporated under the laws of, located in, or acting on behalf of a country listed on the OFAC Country Sanctions Program; and
•	Any person on any OFAC list (e.g., the Specifically Designated Nationals (SDN) list, Palestinian Legislative Council (PLC) list, Foreign Sanctions Evaders (FSE) list or Blocked Persons list).

Any violation of the foregoing can result in severe civil and criminal penalties, as well as significant harm to RA’s reputation. Should any Supervised Person have any questions regarding the requirements stated above, please contact Compliance for clarification.

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Whistleblowing

WHISTLEBLOWING

All Supervised Persons are encouraged and required to report any activity suspected to be a violation of law or regulation or that appears to and/or could potentially pose a conflict of interest for RA. Such activity includes, among others:

•	Any questionable or suspicious personal securities trading activities;
•	Any questionable or suspicious practice relating to client accounts;
•	Any questionable or suspicious practice relating to company funds; and
•	Any questionable or suspicious practice relating to accounting matters.

1. WHISTLEBLOWER RIGHTS

Any Supervised Person who comes forward with information regarding any practice suspected to be a violation of law or regulation or that appears to or could potentially pose a conflict of interest for the Company (whistleblower) shall be provided the following protection:

•	Anonymity upon request;
•	All communication shall be regarded as private and confidential and shall not be disclosed beyond necessity;
•	Protection against retaliatory action; and
•	Leniency in disciplinary action or punishment (where the disclosing/whistleblowing Supervised Person is or was involved in the activity at concern).

Where the information-providing Supervised Person (whistleblower) requests anonymity or does not reveal his/her identity, Compliance shall protect the identity of such Supervised Person. Compliance and/or Human Resources or the notified member(s) of the Management Committee shall not reveal the whistleblower’s identity to anyone other than another member of Compliance, unless resolution of the situation requires disclosure to others (i.e., where the whistleblower was involved in the activity and disclosure to other executive members is required to determine appropriate action). However, any disclosure shall be limited to those on a need-to-know basis in order to resolve the matter, and the non-disclosure policy shall apply and extend to internal and external parties engaged in the investigation of the matter. Compliance prioritizes protection of a whistleblower’s identity.

2. WHISTLEBLOWING PROCEDURES

2.1 Disclosing Information

Any Supervised Person wishing to disclose information or report suspicious activity may request a meeting with any member of Compliance, Human Resources or the Management Committee. Such meeting may be held behind closed doors or at an offsite location to protect the anonymity of the disclosing Supervised Person.

Should any Supervised Person wish to provide information without revealing his/her identity, a note describing the questionable or suspicious activity should be placed in an envelope clearly marked “CONFIDENTIAL” and left in the office of the member of Compliance or Human Resources, or mailed to the attention of Compliance.

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Whistleblowing

2.2 Treatment and Retention of Information

Upon receipt of information on questionable or suspicious activity, Compliance shall independently investigate the matter. Where deemed necessary, Compliance may engage outside parties to assist in the investigation (i.e., accountants, auditors, counsel, etc.).

Compliance shall document the information received, the manner of investigation conducted, and the resolution of the matter. Compliance shall not, however, name or indicate in its documentation, directly or indirectly, the information-providing Supervised Person.

Where the outcome of the investigation indicates involvement of a member of management, resolution of the matter shall be decided upon by the non-interested members of the Management Committee.

2.3 Communication

Compliance shall be responsible for communicating the Whistleblower Policy to all Supervised Persons and for ensuring that everyone at RA understands and is familiar with these policies.

2.4 No Intention to Limit Supervised Person Rights

Nothing in these policies and procedures is intended to limit an individual’s rights (with or without notice to the Company) to report in good faith any suspected violations of law or regulations, participate in an investigation by the SEC or other regulatory or governmental agency into potential violations of laws or regulations, or make other disclosures protected by applicable whistleblower statutes.

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Appendix A – Additional Performance Marketing Considerations

APPENDIX A

ADDITIONAL PERFORMANCE MARKETING CONSIDERATIONS

1.	DEFINITIONS

1.1 “Extracted Performance”

“Extracted Performance” refers to the performance results of a subset of investments of a portfolio.

1.2 “Gross Performance”

“Gross Performance” refers to the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) before the deduction of all fees and expenses that a client or investor has paid or would have paid in connection with RA’s advisory services to the relevant portfolio.

1.3 “Net Performance”

“Net Performance” refers to the performance results of a portfolio (or portions of a portfolio that are included in extracted performance, if applicable) after the deduction of all fees and expenses that a client or investor has paid, or would have paid, in connection with RA’s advisory services to the relevant portfolio, including, if applicable, advisory fees paid to underlying investment vehicles and payments by RA for which the client or investor reimburses RA. For purposes of this rule, net performance

•	May exclude custodian fees paid to a bank or other third-party organization for safekeeping funds and securities; and/or
•	If using a model fee, must reflect one of the following approaches:
o	The deduction of a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted; or
o	The deduction of a model fee that is equal to the highest fee charged to the intended audience of the Advertisement.

1.4 “Portfolio”

“Portfolio” is a group of investments managed by RA, which may include an account or a private fund of RA.

1.5 “Related Performance”

“Related Performance” is the performance results of one or more related portfolios, either on a portfolio-by-portfolio basis or as a composite aggregation of all portfolios falling within stated criteria.

1.6 “Related Portfolio”

“Related Portfolio” is a portfolio with substantially similar investment policies, objectives, and strategies as those of the services being offered in the Advertisement.

1.7 “Hypothetical Performance”

“Hypothetical Performance” refers to results that were not actually achieved by any portfolio of RA. Under the Marketing Rule, hypothetical performance includes, but is not limited to, the following:

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Appendix A – Additional Performance Marketing Considerations

•

Model Performance – Model performance includes but is not limited to (i) models where RA applies the same investment strategy to actual investor accounts, but where RA makes slight adjustments to the model (e.g., allocation and weighting) to accommodate different investor investment objectives; (ii) computer-generated models; and (iii) models RA creates or purchases from model providers that are not used for actual investors.

•

Targeted or Projected Performance – Any type of performance that (i) reflects RA’s performance estimate or aspirational performance goals (often based on historical data or assumptions), or (ii) presents results that could be achieved, are likely to be achieved, or may be achieved in the future by RA.

•	Back-Tested Performance – Performance that is backtested by applying a strategy to data from prior time periods when the strategy was not actually used during those time periods.

2.	PERFORMANCE ADVERTISING AND MARKETING

2.1 Performance Data

Pursuant to the Marketing Rule, the following guidelines for performance data must be followed:

•

Gross performance may be presented only if the advertisement also presents net performance with at least equal prominence, calculated over the same time period, and using the same type of return and methodology;

•

Performance slides must present performance results for 1-, 5- and 10-year periods (or since inception, as applicable), each presented with equal prominence and as of the most recent calendar year-end. RA may advertise performance results for periods other than 1-, 5-, and 10-years, so long as the Advertisement also presents results for the required 1-, 5-, and 10-year time periods. When the portfolio or composite does not exist for a given period, RA shall include information since inception.

o

The prescribed time period must end on a date that is no less recent than the most recent calendar year-end. RA may also be required to present performance returns as of a more recent date than the most recent calendar year-end to ensure that the performance shown is not misleading. For example, it could be misleading for RA to present performance returns using the calendar year-end if more timely quarter-end performance results are available and events have occurred that would have a significant negative impact on RA’s performance.

•	Do not state that performance data have been approved/reviewed by the SEC; and
•	For extracted performance, RA must provide or offer to provide promptly the performance of the total portfolio from which the performance was extracted.

2.2 Performance Restatement

If RA’s performance numbers are materially misstated or inaccurately communicated, the correct performance number(s) will be restated and immediately sent to the same recipients in the same manner as the original communication. The CCO or a delegate must approve all restatement figures and provide applicable disclosure language as required to accompany the restatement.

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Appendix A – Additional Performance Marketing Considerations

3.	ACTUAL, PREDECESSOR AND HYPOTHETICAL PERFORMANCE

The Advisers Act imposes restrictions on RA’s ability to show both actual (historical results) model performance and hypothetical data. Generally, performance information could be considered misleading if the material or data

•	Fail to disclose the effect of material market or economic conditions on the results portrayed (such as not comparing results to the representative benchmark);
•	Fail to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;
•	Suggest or make claims about the potential for profit without disclosing the possibility of loss;
•	Compare performance to an index without disclosing the material facts relevant to the comparison;
•

Fail to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed (e.g., unusually unique market conditions, such as for technology stocks in 2000 or the market crash in 2008/2020); or

•

Fail to disclose prominently, if applicable, that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed.

3.1 Actual Performance Information

Performance results must include performance of all related portfolios, which may be presented either as a composite or on a portfolio-by-portfolio individual basis. Note that related portfolios may be excluded and a representative account used if

•	Performance results are not materially higher than if all related portfolios had been aggregated and included; and
•	The exclusion of a portfolio does not alter the presentation of 1-, 5-, and 10- year periods.

3.2 Predecessor / Portability of Performance Information

RA does not use performance of any predecessor firm in its marketing materials.

3.3 Hypothetical Performance

RA uses hypothetical performance in its marketing materials. Advertisements that contain hypothetical performance will generally be considered misleading by the SEC, unless RA:

•	Ensures that the hypothetical performance is relevant to the likely financial situation and investment objectives of the intended audience;
•	Discloses all relevant criteria used and assumptions made in calculating the hypothetical performance; and
•	Discloses sufficient information to enable the intended audience to understand risks and limitations of using hypothetical performance to make investment decisions.

In addition to the above, the piece must contain any other information and disclosures that are necessary and required, such as “past performance is not a guarantee of future results” to ensure that it is presented in a fair and balanced manner.

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Appendix A – Additional Performance Marketing Considerations

RA’s interactive website tool Asset Allocation Interactive (AAI) would not be considered to present hypothetical performance if RA:

•	Provides a description of the criteria and methodology used, including the investment analysis tool’s limitations and key assumptions, and
•	Explains that the results may vary with each use and over time.

4.	THIRD-PARTY PERFORMANCE INFORMATION

RA does not distribute to any third-party any sales, marketing or advertising materials specific to any registered investment companies, UCITS or collective investment trusts for which we serve as sub-adviser. Accordingly, RA does not utilize third-party performance information in its Advertisements.

5.	TESTIMONIALS, ENDORSEMENTS AND THIRD-PARTY RATINGS

RA does not utilize testimonials or endorsements in its Advertisements. While RA occasionally includes third-party ratings, rankings and awards in its Advertisements, RA does not, and does not permit Supervised Persons to, provide cash or non-cash compensation directly or indirectly to any third parties in exchange for consideration for any rating, ranking or award.

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Appendix B – Privacy Policy

APPENDIX B

PRIVACY POLICY

1.	INTRODUCTION AND BACKGROUND

The collection and processing of personal information is subject to applicable local and international privacy laws. RA processes personal information for business purposes, which include human resources, client and vendor relations, marketing and analytics. Also, as a registered investment advisor, RA is required to collect certain information in accordance with various Applicable Laws including the Advisers Act, the Gramm Leach Bliley Act (“GLBA”), Regulation S-P, the General Data Protection Regulation (EU) 2016/679 (the “GDPR”), the United Kingdom Data Protection Act 2018 and as further consolidated by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019/419 (“UK GDPR”), the California Consumer Privacy Act (“CCPA”), and the California Privacy Rights Act (“CPRA”). These privacy policies and procedures (the “Privacy Policies and Procedures”) are designed to

•	Protect the confidentiality of records and personal information;
•	Protect against anticipated threats to the security of records and personal information; and
•	Protect against unauthorized access or use of records or personal information that could result in “substantial harm” or “inconvenience” to any interested party.

2.	SCOPE

RA collects individual names, email addresses, postal addresses, phone numbers, and, in limited circumstances, tax identification numbers, as well as information that identifies individuals’ computers through the use of cookies with specific consent (the “Personal Information”). Personal Information may be collected and processed by RA for the purposes of administering client accounts, providing products and services as requested by clients, marketing and analytics purposes, vendor relations, and managing human resource processes for the Supervised Persons of RA (e.g., payroll, benefits, etc.).

3.	POLICIES AND PROCEDURES

3.1 Governance

These Privacy Policies and Procedures shall be implemented and enforced by RA’s Data Protection Officer (“DPO”), which is the CCO or a delegate, with the support of RA’s Legal, Compliance, Marketing, and Information Technology departments.

RA also maintains an external privacy policy posted at:

https://www.researchaffiliates.com/legal/privacy-policy.

3.2 Restrictions

Supervised Persons are not permitted to access Personal Information unless they have a specific business need and they must maintain its confidentiality. Anyone accessing Personal Information must exercise the utmost caution in its handling and processing.

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3.3 Personal Information Sharing

RA does not sell any Personal Information and has not done so for the last 12 months. RA has not shared any Personal Information for cross-context behavioral advertising purposes in the last 12 months.

RA shares Personal Information with non-affiliated third parties in the following limited circumstances:

1. We disclose Personal Information to companies that assist us in the servicing of accounts.

2. We may enter into “joint marketing relationships” with third-party financial institutions. Such third parties will be contractually required to protect the confidentiality of any Personal Information provided.

3. We may share lists of RA event attendees and clients (to the extent permitted) in addition to aggregated, non-personal data with our affiliates, agents, business and promotional partners, and other third parties. We may also disclose aggregate statistics in order to describe the websites to current and prospective business partners or other third parties.

4. We may disclose or report Personal Information to the extent we reasonably believe, in good faith, that the law requires disclosure or reporting.

5. We may share Personal Information if we believe it is necessary in order to investigate, prevent or take action regarding inappropriate or illegal activities, fraud, or situations involving potential threats to the safety of any person or property.

6. We may share Personal Information as part of a corporate transaction with a successor or affiliate or in connection with any acquisition, merger or sale of assets.

3.4 Personal Information Security and Storage

RA uses a variety of protections to maintain the security of each individual’s online session, including firewall barriers, encryption techniques, and authentication procedures.

Personal Information may only be stored on mapped RA systems or applications approved by the DPO. Such systems or applications, including email and other electronic communications, are monitored by the Compliance and Information Technology teams to ensure that Personal Information storage and processing is secure, consistent with these Privacy Policies and Procedures, and is limited to those Supervised Persons authorized to access and administer such Personal Information.

The Compliance and Information Technology departments also routinely perform audits of third-party providers to monitor privacy policies and procedures to safely maintain and store the Personal Information of Supervised Persons, prospects, clients and affiliates. Personal Information maintained by RA may not be transferred to any third party unless approved by the DPO. Refer to the IT and Information Security Policy for more information.

3.5 Addressing Individual Rights

Individuals have the right to request (1) changes to their Personal Information; (2) a copy of their Personal Information maintained by RA; or (3) the deletion of their Personal Information from RA systems or applications. Individuals wishing to delete their Personal Information can (1) call

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(888) 412-1255 and leave a message indicating such request or (2) utilize the “Delete My Information” web form located on the individual’s website profile page. Other requests may be emailed to dataprivacy@rallc.com. Requests received must be actioned within 30 calendar days, if not sooner, and will be addressed by RA’s Marketing and Information Technology teams, with supervision by the Legal and Compliance Department.

Additionally, interested parties may “opt out” of only certain kinds of information sharing with third parties. We do not share Personal Information of any interested party that triggers the “opt out” rights with any third parties. Further, we do not discriminate against any individuals who wish to exercise their rights to “opt out” or delete their Personal Information.

3.6 Breaches

The destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Information maintained by RA is a personal data breach. Any such instance must be communicated immediately to the DPO for investigation and correction, if necessary, with Legal, Compliance, and Information Technology. RA maintains a record of personal data breaches and will take the reasonable steps necessary to limit further breaches and inform authorities and affected parties. See our Cybersecurity Incident Response Policy for more information regarding RA’s handling of breaches.

3.7 Retention of Personal Information

We retain Personal Information only for as long as is necessary for the purposes set out in these Privacy Policies and Procedures, or as long as we are legally required or permitted to do so (subject, under certain circumstances, to requests from individuals to delete their Personal Information).

When deciding how long to retain Personal Information, we take into account our legal and regulatory obligations; the amount, nature, and sensitivity of the Personal Information; the potential risk of harm from unauthorized use or disclosure of the Personal Information; the purposes for which we process the Personal Information described in these Privacy Policies and Procedures and whether we can achieve those purposes through other means. We may also retain Personal Information to investigate or defend against potential legal claims in accordance with the limitation periods of countries where legal action may be brought.

3.8 International Transfers of Personal Information

RA processes and stores Personal Information in the United States. An adequacy decision has not been made by the European Commission in respect of the United States. Where privacy laws impose restrictions on the international transfer of Personal Information, we transfer and store Personal Information upon the following conditions:

•

the transfer is necessary for the performance of a contract between RA and the individual, or if the transfer is necessary for the performance of a contract between RA and a third party, the contract was entered into in the individual’s interest; or

•	the transfer is necessary to establish, exercise or defend legal claims or to protect the individual’s vital interests.

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